UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 1, 2016

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27700 SW Parkway Avenue

Wilsonville, Oregon 97070

(503) 498-3547

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2016, FLIR Systems, Inc. (“FLIR”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, pursuant to which FLIR agreed to issue and sell to the Underwriters $425 million aggregate principal amount of its 3.125% notes due 2021 (the “Notes”). The public offering price of the Notes was 99.931% of the principal amount. FLIR expects that the net proceeds from the sale of the Notes will be approximately $421 million after deducting underwriting discounts and estimated offering expenses. FLIR intends to use the net proceeds to repay $250 million aggregate principal amount of its 3.75% senior unsecured notes due September 1, 2016 and for general corporate purposes, which may include working capital, investments in or extensions of credit to our subsidiaries, capital expenditures, acquisitions and stock repurchases.

The Notes will be issued and sold in a public offering pursuant to a registration statement on Form S-3 (File No. 333-211275) and a related prospectus and prospectus supplement, each filed with the Securities and Exchange Commission.

The Underwriting Agreement contains customary representations, warranties and agreements by FLIR, and customary closing conditions, indemnification rights and termination provisions. The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certain of the Underwriters and their affiliates have engaged in and may in the future engage in investment banking and other commercial dealings in the ordinary course of business with FLIR and its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Item 7.01 Regulation FD Disclosure

On June 1, 2016, FLIR issued a press release announcing the pricing of the offering, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated June 1, 2016, by and among FLIR Systems Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

99.1	Press Release dated June 1, 2016, announcing the pricing of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLIR SYSTEMS, INC.

By:	/s/ Todd M. Duchene
Name: Todd M. Duchene
Title: Senior Vice President, General Counsel and Secretary

Date: June 2, 2016